Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Shattuck Labs, Inc.:

We consent to the use of our report dated March 15, 2022, with respect to the financial statements of Shattuck Labs, Inc. incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Austin, Texas

July 28, 2022